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                                                                   EXHIBIT 10.30

                                 October 9, 2002

Mr. John Barnicle
200 North LaSalle Street
Chicago IL 60601

Dear John:

               This letter agreement (this "Agreement") will confirm the agreement between you and Focal Communications Corporation, Inc. (together with its direct and indirect subsidiaries, the "Company"), as follows:

          1.   SEPARATION FROM THE COMPANY

               By signing this Agreement you acknowledge that the termination of your employment with the Company will be effective on October 9, 2002 (the "Separation Date"). As of the Separation Date, you will no longer be employed by the Company and will no longer be required to fulfill any of the duties and responsibilities associated with your position of employment with the Company.

          2.   SEVERANCE ARRANGEMENTS

               In exchange for your execution of this Agreement, including the Release in paragraph 3 and the additional agreements in paragraph 4, the Company agrees to the following:

          (a) For a period of twenty-six (26) weeks commencing on the Separation Date (the "Severance Period"), you will receive your salary at the same rate of pay as your salary in effect immediately prior to the Separation Date (I.E., $250,000 per annum). Such payments, subject to applicable withholding, will be made on a monthly basis.

          (b) During the Severance Period, you will receive the same, if possible, or comparable medical benefits to those provided to you by the Company immediately prior to the Separation Date; you will continue to be responsible for the employee contribution portion. After the Severance Period, you will be eligible to continue your medical benefits pursuant to COBRA.

          (c) Within ten (10) days after the Separation Date, the Company will pay to you in cash the amount of $115,384.62, less appropriate tax withholdings. This amount represents twenty-four (24) weeks of unused vacation pay.

          (d)  You may keep the laptop provided to you by the Company.

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          (e)  You will be retained by the Company as an outside consultant for a minimum six month term commencing on the Separation Date, or such longer term as may be mutually agreed. During the period in which you are retained as a consultant:

               (i) you will provide to the Company and its Chief Executive Officer up to 30 hours per calendar month (or such greater number of hours as is requested by the Company and reasonably agreed to by you) of such consulting and advisory services as the Chief Executive Officer shall from time to time reasonably direct, subject to your receipt of reasonable notice concerning the timing for your consulting responsibilities;

               (ii) you will receive a consulting payment of $10,000 per month, which will cover up to 30 hours of consulting services in each such calendar month; if the number of hours of consulting services provided in any month exceeds 30 hours, such excess hours will be billed and you will be paid at a rate of $250 per hour; hours worked in any particular day will be rounded to the next whole hour and will be recorded and submitted to the Company in good faith by you; hours do not carry over from one month to the next;

               (iii) you will receive the same, if possible, or comparable medical benefits to those provided to you by the Company immediately prior to the Separation Date; you will continue to be responsible for the employee contribution portion; and

               (iv) you will be provided use of an executive office at Focal's Chicago headquarters.

               Your service as a consultant will terminate upon your death, resignation, or termination by the Board or the Company's Chief Executive Officer; PROVIDED that upon any termination by the Board or the Company's Chief Executive Officer, you will be entitled to receive the consulting payments and continuation of benefits described in clauses (ii) and (iii) of the preceding sentence until the end of the six-month term in which such termination occurs. Your retention by the Company as a consultant will be as an independent contractor, and will not give rise to any employment relationship with the Company.

          (g) Promptly after the Separation Date, the Company will reimburse you for all reasonable out-of-pocket fees and expenses of one legal counsel to you incurred prior to the date hereof in connection with the review, negotiation, and execution of this letter agreement.

          (h) You will be eligible for a "Success Fee" of $100,000, contingent upon the Company's consummation of a capital restructuring, subject to your assistance in the following areas:

                       (i) Providing a lead role with WorldCom settlement discussion;

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                       (ii)   Negotiating with Nortel Networks on compromise of
                              the take-or-pay equipment purchase contract;
                       (iii) Assisting in overall network expense reduction initiative;
                       (iv) Identifying network savings opportunities through specific contract negotiations.

               Such Success Fee will be payable, if at all, at the conclusion of any capital restructuring by the Company at the same time that a similar end-of-process, success-based fee is paid to the Company's financial restructuring advisor.

          All payments and other arrangements under this Section 2 (the "Severance Arrangements") will be subject to any applicable withholding obligations of the Company under applicable laws.

          Such Severance Arrangements will not be paid or become effective until this agreement becomes effective and enforceable. You understand and agree that you will not receive the payments and benefits described in this paragraph 2 unless you execute this Agreement and do not breach this Agreement.

          Such Severance Arrangements shall not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or any of its affiliates. You understand that the Severance Arrangements made to you represent consideration for signing this Agreement (including the Release set forth in paragraph 3) and, except for your earned and unused vacation pay, are salary, wages or benefits in excess of what you were already entitled. You also acknowledge and represent that, except for any unpaid salary for pay periods up to the Separation Date and for your earned and unused vacation pay, you have already received everything to which you were entitled by virtue of your employment relationship with the Company.

          3A.  RELEASE BY YOU

          (a) You (for yourself, your heirs, assigns or executors) release and forever discharge the Company, any of its affiliates, and its and their directors, officers, agents and employees from any and all claims, suits, demands, causes of action, contracts, covenants, obligations, debts, costs, expenses, attorneys' fees, liabilities of whatever kind or nature in law or equity, by statute or otherwise whether now known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed, or which do exist, through the date this letter agreement becomes effective and enforceable, ("Claims") of any kind, including those which relate in any way to your employment with the Company or the termination of that employment, except for those arising out of the performance of this letter agreement, your rights under the employee benefit plans of the Company (including your rights under COBRA and your 401(k) plan) and your rights to accrued, unused vacation and sick leave. Such released Claims include, without in any way limiting the generality of the foregoing language, any and all allegations, claims, or violations, arising under: Title VII or the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Equal Pay Act of 1963, as

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               amended; the Family and Medical Leave Act of 1993; the Civil
               Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act, as amended; the Employee Retirement Income Security Act of 1974, as amended; any applicable Executive Order Programs; the Fair Labor Standards Act, as amended; or their state or local counterparts (including the Illinois Human Rights Act, as amended); or under any other federal, state or local civil or human rights law; or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract, or tort, or under common law; or arising under any policies, practices, or procedures of the Company; or arising out of any contract or agreement with the Company (other than under this Agreement); or any claim for wrongful discharge, breach of contract, infliction of emotional distress, or defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters; PROVIDED that such released Claims specifically exclude any claims under the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act).

          (b) In signing this Release you acknowledge that you intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. You expressly consent that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. You acknowledge and agree that this waiver is an essential and material term of this Release and without such waiver the Company would not have made the Severance Payments described in paragraph 2. You further agree that in the event you bring your own Claim in which you seek damages against the Company, or in the event you seek to recover against the Company in any Claim brought by a governmental agency on your behalf, this release shall serve as a complete defense to such Claims. You further agree that you are not aware of any pending charge or complaint against the Company of the type described in paragraph 3A(a) as of the execution of this Release.

          (c) In signing this Release, you represent that you have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 3A(a) above.

          (d)  By signing this letter agreement, you acknowledge that you:

               (1) have carefully read and fully understand all of the provisions of this letter agreement, and understand that you will be giving up important rights (including, without limitation, rights under the Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act of 1963; the Americans with Disabilities Act of 1990; and the Employee Retirement Income Security Act of 1974, as amended);

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               (2)     knowingly and voluntarily agree with and consent to all
                       of the terms set forth in this letter agreement, and knowingly and voluntarily agree to be legally bound by this letter agreement; and

               (3) have been advised and encouraged by the Company to consult with an attorney prior to signing this letter agreement, and you have either done so or, after careful reading and consideration, have chosen not to of your own volition.

          3B.  RELEASE BY THE COMPANY.

          (a) The Company for itself its affiliates, and its and their directors, officers, agents and employees release and forever discharge you, your heirs, assigns or executors from any and all claims, suits, demands, causes of action, contracts, covenants, obligations, debts, costs, expenses, attorneys' fees, liabilities of whatever kind or nature in law or equity, by statute or otherwise whether now known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed, or which do exist, through the date this letter agreement becomes effective and enforceable, ("Claims") of any kind, including those which relate in any way to your employment with the Company or the termination of that employment, except for those arising out of the performance of this letter agreement. Such released Claims include claims arising under any federal, state or local civil or law, regulation or ordinance; or under any public policy, contract, or tort, or under common law; or arising under any policies, practices, or procedures of the Company; or arising out of any contract or agreement with the Company (other than under this Agreement); or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters.

          (b) In signing this Release the Company acknowledges that it intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. The Company expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. The Company acknowledges and agrees that this waiver is an essential and material term of this Release. The Company further agrees that in the event it brings its own Claim in which it seek damages against you, or in the event it seeks to recover against you in any Claim brought by a governmental agency on its behalf, this release shall serve as a complete defense to such Claims. The Company further agrees that it is not aware of any pending charge or complaint against you of the type described in paragraph 3B(a) as of the execution of this Release.

          (c) In signing this Release, the Company represents that its has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 3B(a) above.

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          (d)  By signing this letter agreement, the Company acknowledges that it:

               (1) has carefully read and fully understand all of the provisions of this letter agreement, and understands that it will be giving up important rights;

               (2) knowingly and voluntarily agrees with and consents to all of the terms set forth in this letter agreement, and knowingly and voluntarily agrees to be legally bound by this letter agreement; and

               (3) has been advised and encouraged by you to consult with an attorney prior to signing this letter agreement, and it has either done so or, after careful reading and consideration, has chosen not to of its own volition.

          4.   ADDITIONAL AGREEMENTS

               (a) You agree not to disparage the Company, or its past and present investors, officers or employees, and to keep all confidential and proprietary information about the past or present business affairs of the Company confidential unless a prior written release from the Company is obtained, or as such disclosure is required under applicable law (in which case you will notify the Company in writing in advance of such disclosure). The Company agrees that it will not disparage you, will upon your request deliver a positive written reference regarding you for delivery to any future employer or business relation, and will consult with you and obtain your reasonable approval in preparing the initial press release or public statement regarding the termination of your employment.

               (b) You agree that you will continue to be bound by the following provisions of your Executive Stock Agreement and Employment Agreement, dated as of November 27, 1996 and thereafter amended (your "Employment Agreement") that survive termination of your employment: Section 4 relating to restrictions on transfer, Section 5(g) relating to confidentiality, Section 6 relating to ownership of intellectual property, Section 7 relating to noncompetition and nonsolicitation, Section 8 relating to notices, and Section 9 relating to miscellaneous provisions. Said provisions are attached to and a made a part of this letter agreement as Exhibit A. In addition, notwithstanding anything to the contrary in Section 7 of the Employment Agreement, you will (without the payment of any additional consideration other than as set forth in this letter Agreement) continue to be bound by the terms of such Section 7 during the Severance Period.

          5.   CONFIDENTIALITY OF THIS LETTER AGREEMENT

               The contents of this letter agreement, including but not limited to its financial terms, are strictly confidential. By signing this agreement you agree and represent that you will maintain the confidential nature of the agreement, except (a) to legal counsel, tax and financial planners, and immediate family who agree to keep it confidential; (b) as otherwise required by law, in which case you shall notify the Company in writing in advance of disclosure; and (c) as necessary to enforce this letter agreement.

               The Company agrees that it will keep the contents of this letter agreement confidential, except (a) to its executive staff and governing bodies, as necessary or appropriate,

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and to its outside counsel and auditors; (b) as otherwise required by law; and
(c) as necessary to enforce this letter agreement.

          6.   NO TRANSFER OR ASSIGNMENT

               You and the Company agree that no interest or right you have or any of your beneficiaries has to receive payment or to receive benefits under this Agreement shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, except as required by law. Nor may such interest or right to receive payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against you or your beneficiary, including for alimony, except to the extent required by law. Notwithstanding the foregoing, if you die before receiving all of the payments and benefits described in this agreement, they shall be provided to your widow, if she survives you, otherwise to your estate.

          7.   NO ADMISSIONS

                  This letter agreement shall not be construed as an admission of any wrongdoing either by the Company, its affiliates, or its and their directors, officers, agents and employees or by you.

          8.   NO OTHER AGREEMENT

               This letter agreement contains the entire agreement between you and the Company. No part of this letter agreement may be changed except in writing, executed by both you and the Company

          9.   GOVERNING LAW

               This letter agreement shall be interpreted in accordance with the laws of the State of Illinois. Whenever possible, each provision of this letter agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting the remainder of such provision or any of the remaining provisions of this letter agreement.

          10.  COUNTERPARTS

               This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

          11.  INDEMNIFICATION

          Prior to and after the Separation Date, the Company agrees to indemnify, defend, and hold you harmless from and against any and all demands, actions, claims, suits, liabilities, losses, damages, fees and expenses relating to any acts or omissions to act in the course or scope of your duties you performed or perform on behalf of the Company or any of its subsidiaries while employed by it or while serving as an officer or on its Board, to pay any and all fees and

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expenses that you may incur in defending against or seeking legal advice regarding any claim arising in whole or in part out of any such acts or omissions in advance by the Company prior to final disposition, subject to such conditions as may be affirmatively prescribed by law, and to provide indemnification and Directors and Officers liability insurance to you at least to the same extent that it provides such indemnification and insurance to the Directors and Officers of the Company. You will have the option to select your own counsel or be represented by counsel for the Company. Your contractual rights to indemnification hereunder shall be exclusive of any other rights to indemnification and advancement of expenses provided under the Certificate of Incorporation or By-Laws of the Company or any of its subsidiaries, or under applicable law.

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          Please indicate your agreement by signing this letter and returning it to us.

                                          Very truly yours,

                                          FOCAL COMMUNICATIONS
                                          CORPORATION, INC.

                                          By:
                                                 ----------------------------
                                          Name:
                                                 ----------------------------
                                          Title:
                                                 ----------------------------


Accepted and Agreed this _____ day of
________, 2002:

By:
     --------------------------------
     John Barnicle

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